Exhibit 99.1

1 Analysts International Corporation Annual Shareholder Meeting Update Elmer Baldwin, Chief Executive Officer June 2, 2009

2 Cautionary Statement for the Purpose of Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995 This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements made in this presentation by the Company or its CEO, Elmer Baldwin, regarding, for instance: (i) the Company’s commitment to executing its business transformation plan and its 2009 objectives; (ii) the Company’s intention to reduce expenses and exit lower margin and non-core lines of business; and (iii) management’s beliefs with respect to the impact of cost reduction initiatives and strategic decisions, are forward-looking statements. These forward-looking statements are based on current information, which we have assessed, which by its nature is dynamic and subject to rapid and even abrupt changes. Forward-looking statements include statements expressing the intent, belief or current expectations of the Company and members of our management team and involve certain risks and uncertainties, including (i) the risk that management may not fully or successfully implement its business transformation plan; (ii) the risk that the Company will not be able to successfully reduce costs or exit non-core or less desirable areas of the business in a timely manner or on favorable terms; (iii) prevailing market conditions in the IT services industry, including intense competition for billable technical personnel at competitive rates and strong pricing pressures from many of our largest clients and difficulty in identifying, attracting and retaining qualified billable technical personnel; (iv) potentially incorrect assumptions by management with respect to the downturn in the economy or the impact of prior cost reduction initiatives and strategic decisions; and (v) other economic, business, market, financial, competitive and/or regulatory factors affecting the Company’s business generally, including those set forth in the Company’s filings with the SEC. You are cautioned not to place undue reliance on these or any forward-looking statements, which speak only as of the date of this presentation. We undertake no obligation (and expressly disclaim any such obligation) to update forward-looking statements made in this presentation to reflect events or circumstances after the date of this presentation or to update reasons why actual results would differ from those anticipated in any such forward-looking statements, other than as required by law.

Changing the Company During a Crisis There is new energy for a new AIC – despite many challenges The global financial crisis has slowed our progress; requires even sharper focus and constant evaluation for adjustment We can’t wait for the economy to recover; we are fixing the business in the midst of a storm Our goal is to ensure AIC is well positioned for post-crisis recovery 3

Continuing Challenges Contraction in the US economy continues to impact our business Resulting in: Fewer job requirements Lower headcount Downward pressure on revenues and margins Continued losses We expect these challenges to continue throughout 2009 Executing on our strategic plan should help us weather the storm and emerge as a stronger, more institutionally mature platform for growth 4

5 Analysts 2.0 – Platform for Performance IT Staffing High volume national accounts Local and regional accounts Our core areas of expertise: Project Managers Business Analysts Quality Assurance/Testing Software Developers Services and Support Solutions Value-added services and technology applications Our core areas of expertise: Collaboration Solutions Infrastructure Solutions Project and Application Solutions Managed Services Fortune 1000 and mid-market clients Public and private sectors Strategic partnerships A company of talented and energetic employees

6 Developments to Date Sharpening our focus while simplifying our business Exit non-strategic, non-core business Divested Symmetry; exited one large national account and other low margin business Contributed to improved bill rates and gross margin rates We will continue to evaluate our portfolio and sharpen our focus Improve balance sheet Increased cash Improved DSO No outstanding balances on our working capital facility Reduce SG&A Significantly reduced SG&A primarily through personnel and facility reductions We will continue to reduce expense through operational changes

7 Developments to Date (continued) Successes and challenges in our core business Strengthening our IT Staffing business We have experienced a decline in the number of technical consultants and associated billable hours in our staffing business We are investing in sales, management, technology and service delivery in select locations throughout the US Expanding our Solutions value-added services business We have experienced growth in our Lawson and Application Solution service offerings – contributing to AIC’s gross margin improvement Launched Microsoft-based solutions practices in Colorado and Minnesota; however, progress has been slowed as projects have been delayed or cancelled due to tight budgets We have experienced decline in demand for product-based (VAR) solutions; maintained Cisco gold partnership to serve clients throughout the US

8 Sales and Business Development Strategic focus on sales and client relationships Increasing business in existing accounts and locations Focusing on increasing daily, weekly and on-going sales effectiveness Increasing sales headcount with clear performance objectives Aligning sales with core service offerings and market opportunities where we have competitive advantage Increasing market share in existing accounts by strengthening our commitment to client service excellence Attracting and retaining the best sales talent Motivated team of over 50 sales and business development professionals Implemented sales performance quotas and compensation plans Hired Eric Educate, SVP of Sales Hired James Northern, VP Strategic Business Development for Public Sector

9 Public Sector Opportunity Our core offerings include strategic planning, systems integration, application and infrastructure services, IT staffing and managed services Our Justice and Public Safety practice is well positioned to capture federal stimulus funds Our competencies can be transferred and applied to other large market opportunities, such as health care, energy and utilities State Local Federal Strategic focus on Justice and Public Safety, State and Local Governments

10 Annual Financial Comparison 2007 2008 1.57 2.05 -$.65 -$.41 16.1% 17.7% $360M $284M 2007 2008 Revenue 2007 2008 Gross Profit % EPS 2007 2008 Current Ratio

11 Q1 2009 Financial Summary $82.8M $45.1M 17.7% 20.1% -$.04 -$.09 Q1 2008 Q1 2009 1.66 2.08 Q1 2008 Q1 2009 Revenue Q1 2008 Q1 2009 Gross Profit % EPS Q1 2008 Q1 2009 Current Ratio

12 Management Team Elmer Baldwin, President & CEO Craig Andrie, Vice President Client Services Julie Duwenhoegger, Director Human Resources Eric Educate, Senior Vice President Sales Mike Gange, Vice President Client Services Brittany McKinney, Vice President Corporate Development Mike Souders, Senior Vice President Client Services Randy Strobel, Senior Vice President & CFO Robert Woods, Senior Vice President, General Counsel & Secretary

13 Profitability Sales and Business Development Talent Partners Four Strategic Goals

14 To our clients for showing confidence by choosing AIC to serve their IT staffing and solutions needs To our Shareholders and the Board of Directors for their support To our employees for their daily commitment to quality and to making AIC a better business Thank You